UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2011, MicroVision, Inc. (the “Company”) received a notification letter (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 5450(a)(1). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has been provided a compliance period of 180 calendar days, or until April 23, 2012, to regain compliance with this requirement.

The Company can regain compliance with the minimum closing bid price rule if the bid price of its common stock closes at $1.00 or higher for a minimum of ten consecutive business days during this initial 180-day compliance period. If compliance is not achieved by April 23, 2012, NASDAQ will provide written notification to the Company that its securities are subject to delisting.

The Company continues to monitor the bid price for its common stock. If its common stock does not trade at a level that is likely to regain compliance, the Company’s Board of Directors will consider the options available to achieve compliance.

On October 28, 2011, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that it had received the Notice from NASDAQ.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	MicroVision, Inc. Press Release, dated October 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: October 28, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	MicroVision, Inc. Press Release, dated October 28, 2011.